OHIO CASUALTY CORPORATION

                            5.00% Convertible Notes
                                   due 2022
                ---------------------------------------------
                                   INDENTURE

                          Dated as of March 25, 2005
                ---------------------------------------------

                      HSBC BANK USA, NATIONAL ASSOCIATION

                                    TRUSTEE
                ---------------------------------------------

                            CROSS REFERENCE TABLE*


TIA Section.................................................   Indenture Section
310(a)(1)...................................................         N.A.
     (a)(2).................................................         N.A.
     (a)(3).................................................         N.A.
     (a)(4).................................................         N.A.
     (b)....................................................         N.A.
     (c)....................................................         N.A.
311(a)......................................................         N.A.
     (b)....................................................         N.A.
     (c)....................................................         N.A.
312(a)......................................................         2.05
     (b)....................................................         11.03
     (c)....................................................         11.03
313(a)......................................................         N.A.
     (b)(1).................................................         N.A.
     (b)(2).................................................         N.A.
     (c)....................................................         N.A.
     (d)....................................................         N.A.
314(a)......................................................         4.02
     (b)....................................................         N.A.
     (c)(1).................................................         N.A.
     (c)(2).................................................         N.A.
     (c)(3).................................................         N.A.
     (d)....................................................         N.A.
     (e)....................................................         N.A.
     (f)....................................................         N.A.
315(a)......................................................         N.A.
     (b)....................................................         N.A.
     (c)....................................................         N.A.
     (d)....................................................         N.A.
     (e)....................................................         6.11
316(a)......................................................      6.04, 6.05
     (a)(1)(A)..............................................         N.A.
     (a)(1)(B)..............................................         N.A.
     (a)(2).................................................         N.A.
     (b)....................................................         N.A.
317(a)(1)...................................................         N.A.
     (a)(2).................................................         N.A.
     (b)....................................................         N.A.
318(a)......................................................         N.A.

                          N.A. means Not Applicable.

--------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture. * Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                              TABLE OF CONTENTS*


                                                                           Page

       ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01     Definitions...................................................1
SECTION 1.02     Other Definitions.............................................8
SECTION 1.03     Incorporation by Reference of Trust Indenture Act.............9
SECTION 1.04     Rules of Construction.........................................9
SECTION 1.05     Acts of Holders...............................................9

                     ARTICLE 2 THE NOTES

SECTION 2.01     Form and Dating..............................................10
SECTION 2.02     Execution and Authentication.................................12
SECTION 2.03     Registrar, Paying Agent and Conversion Agent.................12
SECTION 2.04     Paying Agent to Hold Money and Notes in Trust................13
SECTION 2.05     Noteholder Lists.............................................13
SECTION 2.06     Transfer and Exchange........................................13
SECTION 2.07     Replacement Notes............................................14
SECTION 2.08     Outstanding Notes; Determinations of Holders' Action.........15
SECTION 2.09     Temporary Notes..............................................16
SECTION 2.10     Cancellation.................................................16
SECTION 2.11     Persons Deemed Owners........................................17
SECTION 2.12     Global Notes.................................................17
SECTION 2.13     CUSIP Numbers................................................20
SECTION 2.14     Defaulted Interest...........................................20

                      ARTICLE 3 REDEMPTION AND PURCHASES

SECTION 3.01     Right to Redeem; Notices to Trustee..........................20
SECTION 3.02     Selection of Notes to Be Redeemed............................20
SECTION 3.03     Notice of Redemption.........................................21
SECTION 3.04     Effect of Notice of Redemption...............................22
SECTION 3.05     Deposit of Redemption Price..................................22
SECTION 3.06     Notes Redeemed in Part.......................................22
SECTION 3.07     Conversion Arrangement on Call for Redemption................22
SECTION 3.08     Repurchase of Notes at the Option of the Holder..............23
SECTION 3.09     Repurchase of Notes at Option of the Holder upon Change in
                 Control......................................................25
SECTION 3.10     Effect of Repurchase Notice or Change in Control Repurchase
                 Notice.......................................................28
SECTION 3.11     Deposit of Repurchase Price or Change in Control Repurchase
                 Price........................................................29

SECTION 3.12     Notes Purchased in Part......................................29
SECTION 3.13     Covenant to Comply with Securities Laws upon Purchase of
                 Notes........................................................29
SECTION 3.14     Repayment to the Company.....................................30

                              ARTICLE 4 COVENANTS

SECTION 4.01     Payment of Principal, Premium, Interest on the Notes.........30
SECTION 4.02     SEC and Other Reports........................................30
SECTION 4.03     Compliance Certificate.......................................31
SECTION 4.04     Further Instruments and Acts.................................31
SECTION 4.05     Maintenance of Office or Agency..............................31

                        ARTICLE 5 SUCCESSOR CORPORATION

SECTION 5.01     When Company May Merge or Transfer Assets....................31

                        ARTICLE 6 DEFAULTS AND REMEDIES

SECTION 6.01     Events of Default............................................32
SECTION 6.02     Acceleration.................................................34
SECTION 6.03     Other Remedies...............................................35
SECTION 6.04     Waiver of Past Defaults......................................35
SECTION 6.05     Control by Majority..........................................35
SECTION 6.06     Limitation on Suits..........................................36
SECTION 6.07     Rights of Holders to Receive Payment.........................36
SECTION 6.08     Collection Suit by Trustee...................................36
SECTION 6.09     Trustee May File Proofs of Claim.............................37
SECTION 6.10     Priorities...................................................37
SECTION 6.11     Undertaking for Costs........................................38
SECTION 6.12     Waiver of Stay, Extension or Usury Laws......................38

                               ARTICLE 7 TRUSTEE

SECTION 7.01     Duties and Responsibilities of the Trustee; During Default;
                 Prior to Default.............................................38
SECTION 7.02     Certain Rights of the Trustee................................40
SECTION 7.03     Trustee Not Responsible for Recitals, Disposition of Notes
                 or Application of Proceeds Thereof...........................41
SECTION 7.04     Trustee and Agents May Hold Notes; Collections, etc..........41
SECTION 7.05     Moneys Held by Trustee.......................................41
SECTION 7.06     Compensation and Indemnification of Trustee and Its Prior
                 Claim........................................................41
SECTION 7.07     Right of Trustee to Rely on Officers' Certificate, etc.......42
SECTION 7.08     Conflicting Interests........................................42
SECTION 7.09     Persons Eligible for Appointment as Trustee..................42
SECTION 7.10     Resignation and Removal; Appointment of Successor Trustee....42
SECTION 7.11     Acceptance of Appointment by Successor Trustee...............43
SECTION 7.12     Merger, Conversion, Consolidation or Succession to Business
                 of Trustee...................................................44
SECTION 7.13     Preferential Collection of Claims Against the Company........45

SECTION 7.14     Reports by the Trustee.......................................45
SECTION 7.15     Trustee to Give Notice of Default, But May Withhold in
                 Certain Circumstances........................................45

                       ARTICLE 8 DISCHARGE OF INDENTURE

SECTION 8.01     Discharge of Liability on Notes..............................45
SECTION 8.02     Repayment of the Company.....................................46

                             ARTICLE 9 AMENDMENTS

SECTION 9.01     Without Consent of Holders...................................46
SECTION 9.02     With Consent of Holders......................................47
SECTION 9.03     Compliance with Trust Indenture Act..........................48
SECTION 9.04     Revocation and Effect of Consents, Waivers and Actions.......48
SECTION 9.05     Notation on or Exchange of Notes.............................48
SECTION 9.06     Trustee to Sign Supplemental Indentures......................48
SECTION 9.07     Effect of Supplemental Indentures............................48

                             ARTICLE 10 CONVERSION

SECTION 10.01    Conversion Right and Conversion Price........................49
SECTION 10.02    Exercise of Conversion Right.................................50
SECTION 10.03    Fractions of Shares..........................................51
SECTION 10.04    Adjustment of Conversion Price...............................51
SECTION 10.05    Notice of Adjustments of Conversion Price....................61
SECTION 10.06    Notice Prior to Certain Actions..............................61
SECTION 10.07    Company to Reserve Common Shares.............................62
SECTION 10.08    Taxes on Conversions.........................................63
SECTION 10.09    Covenant as to Common Shares.................................63
SECTION 10.10    Cancellation of Converted Notes..............................63
SECTION 10.11    Effect of Reclassification, Consolidation, Merger or Sale....63
SECTION 10.12    Responsibility of Trustee for Conversion Provisions..........64

                           ARTICLE 11 MISCELLANEOUS

SECTION 11.01    Trust Indenture Act Controls.................................65
SECTION 11.02    Notices......................................................65
SECTION 11.03    Communication by Holders with Other Holders..................66
SECTION 11.04    Certificate and Opinion as to Conditions Precedent...........66
SECTION 11.05    Statements Required in Certificate or Opinion................66
SECTION 11.06    Separability Clause..........................................67
SECTION 11.07    Rules by Trustee, Paying Agent, Conversion Agent and
                 Registrar....................................................67
SECTION 11.08    Legal Holidays...............................................67
SECTION 11.09    Governing Law................................................67
SECTION 11.10    No Recourse Against Others...................................67
SECTION 11.11    Successors...................................................68
SECTION 11.12    Multiple Originals...........................................68
SECTION 11.13    Stated Capital...............................................68

EXHIBITS
--------

Exhibit A-1       Form of Global Note
Exhibit A-2       Form of Face of Certificated Note

         INDENTURE dated as of March 25, 2005 between OHIO CASUALTY CORPORATION, an Ohio corporation (the "Company"), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee hereunder (the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 5.00% Convertible Notes due 2022 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Shares of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of Common Shares issuable upon such conversion, have been done.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01      Definitions
                           -----------

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires the terms defined in this Article have the meanings assigned to them in this Article.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board, as applicable.

         "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

         "Business Day" means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York.

         "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that corporation.

         "Certificated Notes" means Notes that are in the form of the Note attached hereto as Exhibit A-2.

         "Common Shares" means the Common Shares, par value $0.125 per share, of the Company authorized at the date of this Indenture as originally executed. Subject to the provisions of Section 10.11, shares issuable on conversion shall include only Common Shares or shares of any class or classes of common shares resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "common shares" means any shares of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

         "Conversion Agent" means any person authorized by the Company to convert Notes in accordance with Article 10.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Distributed Security" means any Capital Stock or similar security that is distributed in a distribution to which Section 10.04(g) applies.

         "Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Global Notes" means Notes that are in the form of the Note attached hereto as Exhibit A-1.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Holder" or "Noteholder" means a person in whose name a Note is registered on the Registrar's books.

         "Indebtedness" means, with respect to any person, without duplication:

         (a) all liabilities of such person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

         (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

         (c) indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

         (d) all capitalized lease obligations of such person;

         (e) all obligations of such person under or in respect of interest rate agreements or currency agreements;

         (f) all indebtedness referred to in (but not excluded from) the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

         (g) all Guarantees by such person of indebtedness referred to in this definition or of any other person;

         (h) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

         (i) the present value of the obligation of such person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Indenture" means this Indenture dated as of March 25, 2005, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

         "Notes" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company."

         "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

         "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two Officers, at least one of whom shall be either the principal executive or principal financial officer of the Company, and delivered to the Trustee. An Officers' Certificate given pursuant to Section
4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

         "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

         "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "principal" of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note.

         "Qualifying Quarter" means a calendar quarter (beginning with the quarter ending on March 31, 2005) if, as of the last day of such calendar quarter, the Sale Price of the Common Shares for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such quarter is more than 110% of the Conversion Price on the last day of such quarter.

         "Redeemable Capital Stock" means any class of the Company's Capital Stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (whether by sinking fund or otherwise) prior to the date that is 91 days after the final scheduled maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date (unless it is convertible or exchangeable solely at the Company's option).

         "Redemption Date" or "redemption date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

         "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Notes.

         "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on March 4 and September 4 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the Issuer Services office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "Sale Price" of Common Shares or shares of Capital Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date on the Nasdaq National Market or such other principal United States securities exchange on which the Common Shares or such shares of Capital Stock, as the case may be, are traded or, if the Common Shares or such shares of Capital Stock, as the case may be, are not listed on a United States inter-dealer automated quotation system or national or regional securities exchange, as reported by the National Quotation Bureau Incorporated.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

         "Significant Subsidiary" means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions:

         (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

         (b) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

         (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

         "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the Common Shares are not listed on the Nasdaq National Market, on the New York Stock Exchange or principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the principal other market on which the Common Shares are then traded.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

         "Value Distributed Per Share" means, with respect to the Distributed Securities that are distributed with respect to one Common Share, the product of (1) the average of the Sales Prices for such Distributed Securities during the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which trading in such securities commences multiplied by (2) the number of such Distributed Securities that are distributed with respect to one Common Share; provided, that if more than one kind of Distributed Security is distributed in respect of one Common Share, the "Value Distributed Per Share" shall be the sum of such products for each such kind of Distributed Security.

         SECTION 1.02      Other Definitions
                           -----------------

                  Defined in
Term                                                                    Section
----                                                                    -------

"Act"....................................................................1.05(a)
"Agent Members"..........................................................2.12(f)
 "Applicable Conversion Reference Period" ..............................10.01
 "Bankruptcy Law"........................................................6.01
"Change in Control"......................................................3.09(a)
"Change in Control Repurchase Date"......................................3.09(a)
"Change in Control Repurchase Notice"....................................3.09(c)
"Change in Control Repurchase Price".....................................3.09(a)
"Conversion Agent".......................................................2.03
"Conversion Date".......................................................10.02
"Conversion Price"......................................................10.01
"Conversion Rate".......................................................10.01
"Conversion Value"......................................................10.01
"Current Market Price"..................................................10.04(h)
"Custodian"..............................................................6.01
"Daily Share Amount"....................................................10.01
"Depositary".............................................................2.01(a)
"DTC"....................................................................2.01(a)
"Event of Default".......................................................6.01
"Exchange Act"...........................................................3.09(a)
"excluded securities"...................................................10.04(d)
"Expiration Time".......................................................10.04(f)
"fair market value".....................................................10.04(h)
"Legal Holiday".........................................................11.08
"Net Shares"............................................................10.01
"Non-Electing Share"....................................................10.11
"Notice of Default"......................................................6.01
"Paying Agent"...........................................................2.03
"Principal Return"......................................................10.01
"Purchased Shares"......................................................10.04(f)
 "Record Date"..........................................................10.04(g)
"Reference Period"......................................................10.04(d)
"Registrar"..............................................................2.03
"Repurchase Date"........................................................3.08(a)
"Repurchase Notice"......................................................3.08(a)
"Repurchase Price".......................................................3.08(a)
 "Trigger Event"........................................................10.04(d)

         SECTION 1.03       Incorporation by Reference of Trust Indenture Act
                            -------------------------------------------------

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture Notes" means the Notes.

         "indenture Note holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" means the Trustee.

         "obligor" on the indenture Notes means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04      Rules of Construction
                           ---------------------

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) "including" means including, without limitation; and

         (e) words in the singular include the plural, and words in the plural include the singular.

         SECTION 1.05      Acts of Holders
                           ---------------

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership of Notes shall be proved by the register for the Notes or by a certificate of the Registrar.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2

                                   THE NOTES

         SECTION 2.01      Form and Dating
                           ---------------

         The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibits A-1 and A-2, which are incorporated in and made a part of this Indenture. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

         (a) Global Notes in General. Each Global Note shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

         Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

         (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

     VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

         (c) Certificated Notes. Notes not issued as interests in the Global Notes will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

         SECTION 2.02      Execution and Authentication
                           ----------------------------

         The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $65,557,000 upon a Company Order without any further action by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

         The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

         SECTION 2.03      Registrar, Paying Agent and Conversion Agent
                           --------------------------------------------

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon written notice to and approval of the Trustee, may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes and the Trustee hereby accepts such appointment.

         SECTION 2.04      Paying Agent to Hold Money and Notes in Trust
                           ---------------------------------------------

         Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

         SECTION 2.05      Noteholder Lists
                           ----------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually not later than 5 days after each Regular Record Date a listing of Noteholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 2.06      Transfer and Exchange
                           ---------------------

         (a) Subject to Section 2.12, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at the office or agency of the Company maintained pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Registrar or any co-registrar may require a Holder to furnish appropriate endorsements and transfer documents. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.

         At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Repurchase Notice (as defined in
Section 3.08(a)) or a Change in Control Repurchase Notice (as defined in
Section 3.09(c)) has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

         (d) Any Registrar or co-registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

         (e) No Registrar or co-registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

         SECTION 2.07      Replacement Notes
                           -----------------

         If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such mutilated Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, so pay or purchase such Note, as the case may be.

         Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.08      Outstanding Notes; Determinations of Holders'
                           ---------------------------------------------
                           Action
                           ------

         Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, a Repurchase Date, a Change in Control Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then on and after such Redemption Date, Repurchase Date, Change in Control Repurchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Note is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

         SECTION 2.09      Temporary Notes
                           ---------------

         Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.10      Cancellation
                           ------------

         All Notes surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of destruction to the Company.

         SECTION 2.11      Persons Deemed Owners
                           ---------------------

         Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Redemption Price, Repurchase Price or Change in Control Repurchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 2.12      Global Notes

         (a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with
Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(iii) and
(iv) below.

         (i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

         (ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged upon transfer for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global
     Note in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be decreased by the aggregate principal amount of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so issued.

         (iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

               (x) to register the transfer of such Certificated Notes; or

               (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

     the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         (iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

         (b) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Notes:

         (1) Notwithstanding any other provisions of this Indenture or the Notes, except as provided in Section 2.12(a)(ii), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the name of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days of either event or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause
     (i) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

         (2) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

         (3) Subject to the provisions of clause (5) below, the Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

         (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (ii) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an

     Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

         SECTION 2.13      CUSIP Numbers
                           -------------

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

         SECTION 2.14      Defaulted Interest
                           ------------------

         If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE 3

                           REDEMPTION AND PURCHASES

               SECTION 3.01       Right to Redeem; Notices to Trustee
                                  -----------------------------------

         The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 7 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         SECTION 3.02      Selection of Notes to Be Redeemed
                           ---------------------------------

         If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. The

Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000.

         Notes and portions of Notes the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         SECTION 3.03      Notice of Redemption
                           --------------------

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at the Holder's registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (1) the Redemption Date;

         (2) the Redemption Price;

         (3) the Conversion Price;

         (4) the name and address of the Paying Agent and Conversion Agent;

         (5) that Notes called for redemption may be surrendered for conversion at any time before the close of business on the Business Day immediately preceding the Redemption Date;

         (6) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 of the Notes;

         (7) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (8) if fewer than all the outstanding Notes are to be redeemed, the certificate number and principal amounts of the particular Notes to be redeemed;

         (9) that, unless the Company defaults in making payment of such Redemption Price, any interest on Notes called for redemption will cease to accrue on and after the Redemption Date; and

         (10) the CUSIP number of the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date of such notice of redemption.

         SECTION 3.04      Effect of Notice of Redemption
                           -------------------------------

         Once notice of redemption is given, the Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, the Notes called for redemption shall be paid at the Redemption Price stated in the notice.

         SECTION 3.05      Deposit of Redemption Price
                           ---------------------------

         Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon, not required for that purpose because of conversion of Notes pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

         SECTION 3.06      Notes Redeemed in Part
                           ----------------------

         Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new
Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07      Conversion Arrangement on Call for Redemption
                           ---------------------------------------------

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, to be acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the

Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         SECTION 3.08      Repurchase of Notes at the Option of the Holder
                           -----------------------------------------------

         (a) If a Holder exercises its right to require the Company to repurchase the Notes, the Notes shall be repurchased by the Company on March 19, 2007, March 19, 2012, and March 19, 2017 (each, a "Repurchase Date"), at the purchase price of 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the Repurchase Date (the "Repurchase Price"), at the option of the Holder thereof, upon:

         (1) (i) delivery to the Paying Agent, by the Holder, of a written notice of repurchase (a "Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date stating:

               (A) the certificate number of the Note which the Holder will deliver to be repurchased,

               (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be a principal amount of $1,000 or an integral multiple thereof,

               (C) that such Note shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in the Notes; and

         (2) delivery of such Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         Whenever in this Indenture (including Sections 2.01, 6.01(1) and 6.07) or Exhibit A-1 annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect to such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the later of the Purchase Date and the time of delivery of the Note.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 3.08(a) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

         (b) Not less than 20 Business Days prior to the applicable Repurchase Date (the "Company Notice Date"), the Company shall send a notice (the "Company Notice") to Holders (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Purchase Notice to be completed by a Noteholder that wishes to exercise its option to have the Company repurchase the Notes and shall state:

         (i) the Repurchase Price and the Conversion Price;

         (ii) the name and address of the Paying Agent and the Conversion
     Agent;

         (iii) that Notes as to which a Repurchase Notice has been given may be converted pursuant to Article 10 only if any applicable Repurchase Notice has been withdrawn in accordance with the terms of the Indenture;

         (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Repurchase Price;

         (v) that the Repurchase Price for any Note as to which a Repurchase Notice has been given and not withdrawn will be paid as promptly as practicable following the later of the Repurchase Date and the time of surrender of such Note as described in (iv);

         (vi) the procedures the Holder must follow to exercise rights under this Section 3.08 and a brief description of those rights;

         (vii) briefly, the conversion rights of the Notes and that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 in the Notes;

         (viii) the procedures for withdrawing a Repurchase Notice; and

         (ix) the CUSIP number of the Notes.

         At the Company's request and upon being provided with a copy of such Company Notice, the Trustee shall give such Company Notice in the Company's name and at the Company's expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such Company Notice must be mailed; and provided, further, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         SECTION 3.09      Repurchase of Notes at Option of the Holder upon
                           ------------------------------------------------
Change in Control
-----------------

         (a) If there shall have occurred a Change in Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, not previously called for redemption, shall be repurchased by the Company, at the option of such Holder, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the repurchase date (the "Change in Control Repurchase Price"), on the date (the "Change in Control Repurchase Date") that is 45 days after the date of delivery by the Company of the notice described in Section 3.09(b); provided, however, that installments of interest on Notes whose Stated Maturity is prior to or on the Change in Control Repurchase Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.

         Whenever in this Indenture (including Sections 2.01, 6.01(1) and 6.07) or Exhibit A-1 annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change in Control Repurchase Price payable in respect to such Note to the extent that such Change in Control Repurchase Price is, was or would be so payable at such time, and express mention of the Change in Control Repurchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Repurchase Price in those provisions of this Indenture when such express mention is not made.

         A "Change in Control" of the Company shall be deemed to have occurred at such time as any of the following events shall occur:

         (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of the employee benefit plans;

         (ii) the Company's Common Shares (1) cease to be listed, traded or quoted on a national securities exchange, the Nasdaq National Market, any other quotation system or over-the-counter market or (2) cease to be registered under the Exchange Act; or

         (iii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

               (A) any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock and (2) pursuant to which holders of the Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; and

               (B) any merger solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Shares solely into common shares of the surviving entity.

         (b) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Noteholders, in the manner provided in Section 11.02, notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee. The notice shall include a form of Change in Control Repurchase Notice to be completed by the Noteholder and shall state:

         (1) briefly, the events causing a Change in Control and the date of such Change in Control;

         (2) the date by which the Change in Control Repurchase Notice pursuant to this Section 3.09 must be given;

         (3) the Change in Control Repurchase Date;

         (4) the Change in Control Repurchase Price;

         (5) the name and address of the Paying Agent and the Conversion
     Agent;

         (6) the Conversion Price and any adjustments thereto;

         (7) that Notes as to which a Change in Control Repurchase Notice has been given may be converted pursuant to Article 10 only if the Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (8) that Notes must be surrendered to the Paying Agent to collect payment;

         (9) that the Change in Control Repurchase Price for any Note as to which a Change in Control Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Note as described in (8) above;

         (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

         (11) briefly, the conversion rights of the Notes and that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 in the Notes;

         (12) the procedures for withdrawing a Change in Control Repurchase Notice;

         (13) that, unless the Company defaults in making payment of such Redemption Price, interest on Notes called for redemption will cease to accrue on and after the Redemption Date; and

         (14) the CUSIP number of the Notes.

         (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Repurchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Repurchase Date, stating:

         (1) the certificate number of the Note which the Holder will deliver to be purchased;

         (2) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

         (3) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Notes.

         The delivery of such Note to the Paying Agent prior to, on or after the Change in Control Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Repurchase Price therefor; provided, however, that such Change in Control Repurchase Price shall be so paid pursuant to this Section 3.09 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Repurchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.09.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

         SECTION 3.10      Effect of Repurchase Notice or Change in Control
                           ------------------------------------------------
Repurchase Notice
-----------------

         Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.08 or the Change in Control Repurchase Notice specified in
Section 3.09(c), the Holder of the Note in respect of which such Repurchase Notice or Change in Control Repurchase Notice was given shall (unless such Repurchase Notice or Change in Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Change in Control Repurchase Price with respect to such Note. Such Repurchase Price or Change in Control Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or such Note by the Paying Agent, promptly following the later of (x) the Repurchase Date or Change in Control Repurchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.08 or 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or 3.09(c), as applicable. Notes in respect of which a Repurchase Notice or Change in Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 on or after the date of the delivery of such Repurchase Notice or Change in Control Repurchase Notice unless such Repurchase Notice or Change in Control Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Repurchase Notice or Change in Control Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Change in Control Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase Date or Change in Control Repurchase Date, as the case may be, specifying:

         (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

         (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted,

         (3) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice or Change in Control Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company; and

         (4) that such Repurchase Notice or Change in Control Repurchase Notice is being withdrawn.

         There shall be no repurchase of any Notes pursuant to Section 3.08 or
Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Repurchase Notice or Change in Control Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price or Change in Control Repurchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes
(x) with respect to which a Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price or Change in Control Repurchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Repurchase Notice or Change in Control Repurchase Notice, as the case may be, with respect thereto shall be deemed to have been withdrawn.

         SECTION 3.11      Deposit of Repurchase Price or Change in Control
                           ------------------------------------------------
Repurchase Price
----------------

         Prior to 10:00 a.m. (New York City time) on the Repurchase Date or Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Change in Control Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Repurchase Date or Change in Control Repurchase Date, as the case may be.

         SECTION 3.12      Notes Purchased in Part
                           -----------------------

         Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

         SECTION 3.13      Covenant to Comply with Securities Laws upon Purchase
                           -----------------------------------------------------
of Notes
--------

         In connection with any offer to purchase or repurchase of Notes under
Section 3.08 or Section 3.09 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable,
(ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.08 or Section 3.09, as the case may be, to be exercised in the time and in the manner specified in Section 3.08 or Section 3.09, as applicable.

         SECTION 3.14      Repayment to the Company
                           ------------------------

         The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 12 of the Notes, together with interest, if any, thereon, held by them for the payment of the Repurchase Price or Change in Control Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.11 exceeds the aggregate Repurchase Price or Change in Control Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Change in Control Repurchase Date (as the case may be) then promptly after the Business Day following the Repurchase Date or Change in Control Repurchase Date (as applicable) the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                                  ARTICLE 4

                                  COVENANTS

         SECTION 4.01      Payment of Principal, Premium, Interest on the Notes
                           ----------------------------------------------------

         The Company will duly and punctually pay the principal of and premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than one Business Day prior to the Stated Maturity of any Note, all payments so due. Principal amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price, and cash interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Notes, if permitted hereunder, sufficient to pay all such amounts then due.

         The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

         SECTION 4.02      SEC and Other Reports
                           ---------------------

         The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

         SECTION 4.03      Compliance Certificate
                           ----------------------

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2005) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 4.04      Further Instruments and Acts
                           ----------------------------

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 4.05      Maintenance of Office or Agency
                           -------------------------------

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York, 10018, Attention: Issuer Services, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

                                  ARTICLE 5

                             SUCCESSOR CORPORATION

         SECTION 5.01      When Company May Merge or Transfer Assets
                           -----------------------------------------

         The Company shall not consolidate with, merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

         (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

         (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

         (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.11, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.


                                  ARTICLE 6

                             DEFAULTS AND REMEDIES

         SECTION 6.01      Events of Default
                           -----------------

         An "Event of Default" occurs if:

         (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

         (2) the Company fails to pay an installment of interest (including liquidated damages, if any) on any of the Notes that continues for 30 days after the date when due;

         (3) the Company fails to deliver the Principal Return, cash in lieu of fractional Common Shares and Net Shares, if any, when such Principal Return, such cash in lieu of fractional Common Shares and such Net Shares, if any, are required to be delivered upon conversion of a Note and such failure continues for 10 days after the required delivery date;

         (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

         (5) (A) one or more defaults in the payment of principal of or premium, if any, on any of the Company's Indebtedness aggregating $10 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of such default or (B) any of the Company's Indebtedness aggregating $10 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration;

         (6) a failure to provide timely notice of a Change in Control;

         (7) the Company, or any Significant Subsidiary, or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy
     Law:

               (A) commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors;

               (E) files a petition in bankruptcy or answer or consent or similar pleading or document seeking reorganization or relief; or

               (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; and

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief in an involuntary case or proceeding against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in aggregate would constitute a Significant Subsidiary or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 days.

         "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors, including without limitation state laws relating to insolvency, liquidation, rehabilitation or receivership of insurance companies.

         "Custodian" means any receiver, trustee, assignee, liquidator, rehabilitator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02      Acceleration
                           ------------

         If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare all of the outstanding Notes immediately due and payable at their principal amount together with accrued interest. Upon such declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

         If an Event of Default specified in Section 6.01(7) or (8) above occurs and is continuing, then the principal and the interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

         The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under
Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03      Other Remedies
                           --------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal, the premium, if any, and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04      Waiver of Past Defaults
                           -----------------------

         The Holders of a majority in aggregate principal amount of the Notes at the time outstanding through their written consent, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Default and its consequences except (1) an Event of Default described in
Section 6.01(1) or (2), (2) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Noteholder affected or (3) a Default which constitutes a failure to convert any Note in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         SECTION 6.05      Control by Majority
                           -------------------

         The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         SECTION 6.06      Limitation on Suits
                           -------------------

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

         (5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder, except in the manner provided in this Indenture.

         SECTION 6.07      Rights of Holders to Receive Payment
                           ------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, plus Redemption Price, Repurchase Price, Change in Control Repurchase Price or any accrued cash interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date, and to convert the Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         SECTION 6.08      Collection Suit by Trustee
                           --------------------------

         If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

         SECTION 6.09      Trustee May File Proofs of Claim
                           --------------------------------

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Repurchase Price, Redemption Price, Change in Control Repurchase Price or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of the principal amount, Repurchase Price, Redemption Price, Change in Control Repurchase Price or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10      Priorities
                           ----------

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         (1) to the Trustee for amounts due under Section 7.06;

         (2) to Noteholders for amounts due and unpaid on the Notes for the principal amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or any accrued cash interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

         (3) the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

         SECTION 6.11      Undertaking for Costs
                           ---------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         SECTION 6.12      Waiver of Stay, Extension or Usury Laws
                           ---------------------------------------

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price or any accrued cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE 7

                                   TRUSTEE


         SECTION 7.01      Duties and Responsibilities of the Trustee; During
                           --------------------------------------------------
Default; Prior to Default
-------------------------

         The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an

Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

         (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

         The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

         SECTION 7.02      Certain Rights of the Trustee
                           -----------------------------

         In furtherance of and subject to the TIA and subject to Section 7.01:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, direction, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

         (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Trustee shall be under no obligation to exercise any of the rights, trusts or powers vested in it by this Indenture with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

         (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

         (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to proceeding; the reasonable costs, expenses and liabilities of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         SECTION 7.03      Trustee Not Responsible for Recitals, Disposition of
                           ----------------------------------------------------
Notes or Application of Proceeds Thereof
----------------------------------------

         The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

         SECTION 7.04      Trustee and Agents May Hold Notes; Collections, etc.
                           ----------------------------------------------------

         The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

         SECTION 7.05      Moneys Held by Trustee
                           ----------------------

         Subject to the provisions of Section 8.02, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent specifically required by this Indenture or by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

         SECTION 7.06      Compensation and Indemnification of Trustee and Its
                           ---------------------------------------------------
Prior Claim
-----------

         The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 15 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section 7.06 shall survive the termination of this Indenture.

         SECTION 7.07      Right of Trustee to Rely on Officers' Certificate,
                           --------------------------------------------------
etc.
----

         Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 7.08      Conflicting Interests
                           ---------------------

         If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

         SECTION 7.09      Persons Eligible for Appointment as Trustee
                           -------------------------------------------

         The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000 and otherwise meeting the requirements for eligibility as a trustee in the TIA. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

         SECTION 7.10      Resignation and Removal; Appointment of Successor
                           -------------------------------------------------
Trustee
-------

         (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Notes by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b) In case at any time any of the following shall occur:

         (i) the Trustee shall fail to comply with the provisions of Section
     7.08 with respect to any Notes after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or

         (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Noteholder; or

         (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

         (iv) the Company shall determine in good faith that the Trustee has failed to perform its obligations under this Indenture in any material respect;

then, in any such case, the Company by Board Resolution may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section
1.05 of the action in that regard taken by the Noteholders.

         (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

         SECTION 7.11      Acceptance of Appointment by Successor Trustee
                           ----------------------------------------------

         Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall duly assign, transfer and deliver to the successor trustee all property and moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.06. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

         No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

         Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 7.12      Merger, Conversion, Consolidation or Succession to
                           --------------------------------------------------
Business of Trustee
-------------------

         Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 7.13      Preferential Collection of Claims Against the Company
                           -----------------------------------------------------

         The Trustee shall comply with the provisions of Section 311 of the TIA.

         SECTION 7.14      Reports by the Trustee
                           ----------------------

         (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at such times as any such report may be required by the TIA on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15. The Trustee also shall comply with TIA Section 313, as applicable.

         (b) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange or automated inter-dealer quotation system.

         SECTION 7.15      Trustee to Give Notice of Default, But May Withhold
                           ---------------------------------------------------
in Certain Circumstances
------------------------

         The Trustee shall transmit to the Noteholders, as the names and addresses of such Holders appear on the Note register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such Defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.

                                  ARTICLE 8

                            DISCHARGE OF INDENTURE

         SECTION 8.01      Discharge of Liability on Notes
                           -------------------------------

         If (i) all outstanding Notes will become due and payable at their Stated Maturity within one year; or (ii) all outstanding Notes are scheduled for redemption within one year; and, in either case, the Company deposits with the Trustee cash sufficient to pay and discharge all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) on the date of their Stated Maturity or on the date of their scheduled redemption, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.06 and provided that the Company shall remain obligated to deliver the Principal Return and Net Shares, if any, upon conversion of the Notes as provided in Article 10 of this Indenture, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         SECTION 8.02      Repayment of the Company
                           ------------------------

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Noteholders with respect to such money or securities for that period commencing after the return thereof.

                                  ARTICLE 9

                                  AMENDMENTS

         SECTION 9.01      Without Consent of Holders
                           --------------------------

         The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder for the purposes of, among other things:

         (1) adding to the Company's covenants for the benefit of the Holders;

         (2) surrendering any right or power conferred upon the Company;

         (3) providing for conversion rights of Holders if any reclassification or change of Common Shares or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

         (4) providing for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease;

         (5) reducing the Conversion Price, provided that the reduction will not adversely affect the interests of Holders in any material respect;

         (6) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (7) curing any ambiguity or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect;

         (8) adding or modifying any other provisions which the Company deems necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

         (9) complying with Article 5;

         (10) providing for uncertificated Notes in addition to the Certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or

         (11) adding to the Company's covenants or obligations under this Indenture for the protection of the Holders or surrendering any right, power or option conferred by this Indenture on the Company.

         SECTION 9.02      With Consent of Holders
                           -----------------------

         With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend this Indenture or the Notes. However, without the consent of each Noteholder affected, an amendment to this Indenture or the Notes may not:

         (1) change the maturity of the principal of or any installment of interest on any Note (including any payment of liquidated damages);

         (2) reduce the principal amount of, or any premium or interest on (including any payment of liquidated damages), or the Redemption Price, Repurchase Price or Change in Control Repurchase Price with respect to any Note;

         (3) change the currency of payment of such Note or interest thereon;

         (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

         (5) modify the Company's obligations to maintain an office or agency in New York City;

         (6) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase options of Holders or the conversion rights of Holders; or

         (7) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         SECTION 9.03      Compliance with Trust Indenture Act
                           -----------------------------------

         Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

         SECTION 9.04      Revocation and Effect of Consents, Waivers and
                           ----------------------------------------------
Actions
-------

         Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Noteholder.

         SECTION 9.05      Notation on or Exchange of Notes
                           --------------------------------

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

         SECTION 9.06      Trustee to Sign Supplemental Indentures
                           ---------------------------------------

         The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07      Effect of Supplemental Indentures
                           ---------------------------------

         Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE 10

                                  CONVERSION

         SECTION 10.01      Conversion Right and Conversion Price
                            -------------------------------------

         Subject to and upon compliance with the provisions of this Article 10, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at any time during the periods and subject to the conditions stated in paragraph 8 of the Notes at the principal amount thereof, or of such portion thereof, at the Conversion Price determined as hereinafter provided, in effect at the time of conversion, into (a) cash in an amount (the "Principal Return") equal to the lesser of (1) the principal amount of such Note or (2) the Conversion Value (as described below); and (b) a number of duly authorized, fully paid and nonassessable Common Shares (the "Net Shares") equal to the sum of the Daily Share Amounts (calculated as described below) for each of the thirty consecutive trading days in the Applicable Conversion Reference Period (as defined below), provided, however, that cash will be paid in lieu of fractional shares otherwise issuable upon conversion of a Note.

         The "Conversion Value" is equal to (1) the Conversion Rate, multiplied by (2) the average of the Sale Prices of Common Shares on each of the thirty consecutive Trading Days in the Applicable Conversion Reference Period. The "Conversion Rate" shall be, at any time of determination, $1,000 divided by the Conversion Price in effect at such time of determination, rounded to four decimal places. The Conversion Rate shall be initially equal to 44.2112 Common Shares. The "Conversion Price" shall be initially equal to $22.6187 per Common Share. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (g) and (i) of Section 10.04.

         The "Daily Share Amount" for each day in the Applicable Conversion Reference Period is equal to the greater of:

         o Zero; or

         o A number of Common Shares determined by the following formula:

                (Sale Price on that Trading Day x Conversion Rate) - $1,000
                            30 x Sale Price on that Trading Day

The daily share amount for each day shall be rounded to four decimal places.


         The "Applicable Conversion Reference Period" means:

         o For a Note that is converted after a redemption notice has been mailed by the Company pursuant to Section 3.03 and paragraph 7 of the Notes, the thirty consecutive trading days beginning on the Trading Day following the Redemption Date (in the case of a partial redemption, this clause applies only to those Notes which would be actually redeemed); or

         o In all other cases, the thirty consecutive Trading Days beginning on the Trading Day following the Conversion Date.

         The cash in respect of the Principal Return and cash in lieu of fractional shares shall be paid, and a certificate or certificates for the number of full Net Shares issuable upon conversion, if any, shall be delivered as promptly as practicable after the Applicable Conversion Reference Period, but in no event later than five Business Days thereafter.

         In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change in Control for which the Holder exercises its repurchase right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Change in Control Repurchase Date.

         Upon a determination that Holders are or will be entitled to convert their Notes into the Principal Return and Net Shares, if any, in accordance with the provisions of this Article 10, the Company shall issue a press release and publish such information on its website.

         SECTION 10.02      Exercise of Conversion Right
                            ----------------------------

         To exercise the conversion right, the Holder of any Note to be converted shall comply with the procedures required by paragraph 8 of the Notes.

         Notes surrendered for conversion (other than Notes called for redemption) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. No payment will be required from a Holder if the Company elects to redeem the Notes.

         Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Principal Return and Net Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Net Shares at such time.

         The delivery by the Company to the Holder of the Principal Return and Net Shares, if any, into which such Holder's Notes are convertible, together with any cash payment for the Holder's fractional Common Shares, will be deemed to satisfy the Company's obligation to pay the principal amount at the Stated Maturity of such Holder's Notes. Holders will not receive any cash payment representing accrued and unpaid interest, if any, upon conversion of a Note. Accrued and unpaid interest, if any, will be deemed canceled, extinguished or forfeited rather than paid in full.

         In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of the Notes submitted for conversion.

         If the Holder converts more than one Note at the same time, the Principal Return and Net Shares, if any, deliverable upon the conversion shall be based on the total principal amount of the Notes converted.

         A Note surrendered for conversion based on (a) the Common Share price, as more fully described in paragraph 8 in the Note, may be surrendered for conversion until the close of business on the final Business Day of any calendar quarter immediately following a Qualifying Quarter (but in no event later than the close of business on the Business Day immediately preceding the Stated Maturity of the principal of the Note), (b) a credit downgrade or the absence, suspension or withdrawal of a credit rating, may be surrendered for conversion until the close of business on any Business Day during the period of the credit downgrade or the absence, suspension or withdrawal of the credit rating, as more fully described in paragraph 8 in the Note, (c) the Note being called for redemption, may be surrendered for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, and (d) upon the occurrence of certain corporate transactions more fully described in paragraph 8 in the Note, may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

         SECTION 10.03      Fractions of Shares
                            -------------------

         No fractional Common Shares shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the Principal Return and number of Net Shares, if any, which shall be delivered upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional Common Shares which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (rounded to four decimal places) in an amount equal to the same fraction of value of such fractional share based on the average of the Sale Prices of the Company's Common Shares on each of the thirty consecutive Trading Days in the Applicable Conversion Reference period.

         SECTION 10.04      Adjustment of Conversion Price
                            ------------------------------

         The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution in Common Shares to all holders of the outstanding Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

               (1) the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined in Section 10.04(h)) fixed for such determination, and

               (2) the denominator of which shall be the sum of such number of Common Shares and the total number of Common Shares constituting such dividend or other distribution.

     Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 10.04(d)) to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per share) less than the Current Market Price (as defined in Section 10.04(h)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

               (1) the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

               (2) the denominator of which shall be the number of Common Shares outstanding on the close of business on the Record Date plus the total number of additional Common Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

     Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Shares (or securities convertible into Common Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares (or securities convertible into Common Shares) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness or other assets, including securities (other than any dividends or distributions to which Section 10.04(g) applies), but excluding (1) any rights or warrants referred to in Section 10.04(c), (2) any distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 10.11 applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this
     Section 10.04(d) called the "excluded securities"), then, in each such case, subject to the second succeeding paragraph of this Section 10.04(d), the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 10.04(h)) with respect to such distribution by a fraction:

               (1) the numerator of which shall be the Current Market Price (determined as provided in Section 10.04(h)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed (other than excluded securities) applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the Record Date), and

               (2) the denominator of which shall be such Current Market Price.

         Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed (other than excluded securities) applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities so distributed (other than excluded securities) such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must, in doing so, consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 10.04(h) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

                  Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

               (i) are deemed to be transferred with such Common Shares;

               (ii) are not exercisable; and

               (iii) are also issued in respect of future issuances of Common Shares,

         shall be deemed not to have been distributed for purposes of this
         Section 10.04(d) (and no adjustment to the Conversion Price under this Section 10.04(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.04(d):

               (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Shares with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and

               (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

         For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes Common Shares, a subdivision or combination of Common Shares to which Section 10.04(b) applies, or rights or warrants to subscribe for or purchase Common Shares to which Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

               (1) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants other than Common Shares, such subdivision or combination or such rights or warrants to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Price reduction required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

               (2) a dividend or distribution of such Common Shares, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

                  (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 10.04(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.04(b), and (z) as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 10.04(c), and

                  (B) any Common Shares included in such dividend or
               distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a)
                  and any reduction or increase in the number of Common Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash, in an aggregate amount that, combined together with: (1) the aggregate amount of any other such distributions to all holders of Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.04(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Shares concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 10.04(f) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 10.04(h)) on the Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

               (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of Common Shares outstanding on the Record Date, and

               (ii) the denominator of which shall be equal to the Current Market Price on such date.

     However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed (other than excluded securities) applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Shares shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

               (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 10.04(f) has been made, and

               (2) the aggregate amount of any distributions to all holders of the Company's Common Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.04(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 10.04(h)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of Common Shares outstanding (including any Common Shares tendered) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                   (i) the numerator of which shall be the number of Common
               Shares outstanding (including any Common Shares tendered) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, and

                   (ii) the denominator shall be the sum of (x) the fair
               market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time.

     Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase Common Shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

     If the application of this Section 10.04(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.04(f).

         (g) If, after the Issue Date, the Company pays a dividend or makes a distribution to all holders of its Common Shares consisting of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, then and in each such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date on which Common Shares first trade regular way without the right to receive such dividend or distribution by an amount equal to one (1) minus a fraction:

               (1) the numerator of which shall be the Value Distributed Per Share, and

               (2) the denominator of which shall be the sum of (x) the average of the Sale Prices of the Common Shares during the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which Common Shares trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such dividend or distribution plus (y) the Value Distributed Per Share.


     Such reduction (if any) shall become effective as of the opening of business on the day on which Common Shares first trade regular way without the right to receive such dividend or distribution. If any dividend or distribution of the type described in this Section 10.04(g) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (h) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

               (1) "Current Market Price" shall mean the average of the daily Sale Prices per Common Share for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                   (i) the "ex" date (as hereinafter defined) for any event
               (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                   (ii) the "ex" date for any event (other than the issuance
               or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                   (iii) the "ex" date for the issuance or distribution
               requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.04(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date.

     For purposes of any computation under Section 10.04(f), the Current Market Price of the Common Shares on any date shall be deemed to be the average of the daily Sale Prices per Common Share for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

         (A) with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

         (B) with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

         (C) with respect to any tender or exchange offer, means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer.

     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

               (2) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

               (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (i) The Company may make such reductions in the Conversion Price, in addition to those required by Section 10.04(a), (b), (c), (d), (e), (f) or (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10.04(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

         (k) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and
     (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.03.

         (l) For purposes of this Section 10.04, the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Company but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

         (m) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Note is converted, the Holder of the Note who converts such Note after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Common Shares received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to Section 10.04(b) as if the rights were being distributed to the common shareholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

         SECTION 10.05      Notice of Adjustments of Conversion Price
                            -----------------------------------------

         Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(i) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

         SECTION 10.06      Notice Prior to Certain Actions
                            -------------------------------

         In case at any time after the date hereof:

         (1) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

         (2) the Company shall authorize the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

         (3) there shall occur any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

         (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.05, and shall cause to be provided to the Trustee and all Holders in accordance with Section 11.02, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

               (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

               (B) the date on which such reclassification, merger, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, merger, sale, transfer, dissolution, liquidation or winding up.

         Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

         SECTION 10.07      Company to Reserve Common Shares
                            --------------------------------

         The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Shares then issuable upon the conversion of all Notes outstanding.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Shares upon conversion of Notes, if any, and will list or cause to have quoted such Common Shares on each national securities exchange or in the over-the-counter market or such other market on which the Common Shares are then listed or quoted.

         SECTION 10.08      Taxes on Conversions
                            --------------------

         Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Principal Return and Net Shares, if any, on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Principal Return and Net Shares, if any, in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         SECTION 10.09      Covenant as to Common Shares
                            ----------------------------

         The Company covenants that all Common Shares which may be issued upon conversion of Notes shall be newly issued shares or treasury shares and will upon issue be duly and validly issued and fully paid and nonassessable, free from preemptive rights and free of any Lien or adverse claim, except as provided in Section 10.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         SECTION 10.10      Cancellation of Converted Notes
                            -------------------------------

         All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

         SECTION 10.11      Effect of Reclassification, Consolidation, Merger or
                            ----------------------------------------------------
Sale
----

         If any of following events occur, namely:

         (1) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

         (2) any merger, consolidation or combination of the Company with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares, or

         (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which such Holder would have been entitled to receive upon such reclassification, change, merger, combination, sale or conveyance had such Notes been converted into Principal Return and Net Shares, if any, immediately prior to such reclassification, change, merger, combination, sale or conveyance assuming such holder of Common Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.09.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, combinations, sales and conveyances.

         The Company shall not become a party to any of the transactions described in clauses (1), (2) and (3) of this Section 10.11, unless the terms of the transaction are consistent with the provisions of this Section 10.11.

         If this Section 10.11 applies to any event or occurrence, Section
10.04 shall not apply.

         SECTION 10.12      Responsibility of Trustee for Conversion Provisions
                            ---------------------------------------------------

         The Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of
Section 7.01, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                  ARTICLE 11

                                 MISCELLANEOUS

         SECTION 11.01      Trust Indenture Act Controls
                            ----------------------------

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02      Notices
                            -------

         Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

      if to the Company:

         Ohio Casualty Corporation
         9450 Seward Road
         Fairfield, Ohio 45014
         Attention: General Counsel
         Telephone No. (513) 603-2213
         Facsimile No. (513) 603-2208
      if to the Trustee:

          HSBC Bank USA, National Association
          10 East 40th Street
          14th Floor
          New York, New York  10016-0200
          Attention: Corporate Trust & Loan Agency

          Telephone No.  (212) 525-1316
          Facsimile No.  (212) 525-1300

         The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Noteholder shall be mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Registrar or co-registrar, Paying Agent or Conversion Agent.

         SECTION 11.03      Communication by Holders with Other Holders
                            -------------------------------------------

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, any co-registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.04      Certificate and Opinion as to Conditions Precedent
                            --------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05      Statements Required in Certificate or Opinion
                            ---------------------------------------------

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 11.06      Separability Clause
                            -------------------

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.07      Rules by Trustee, Paying Agent, Conversion Agent
                            ------------------------------------------------
and Registrar
-------------

         The Trustee may make reasonable rules for action by, or at a meeting of, Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08      Legal Holidays
                            --------------

         A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

         SECTION 11.09      Governing Law
                            -------------

         THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11.10      No Recourse Against Others
                            --------------------------

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 11.11      Successors
                            ----------

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.12      Multiple Originals
                            ------------------

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13      Stated Capital
                            --------------

         The stated capital of each Common Share issued upon conversion (or of each share of any class or classes resulting from any reclassification or reclassifications of the Common Shares issued upon conversion ) shall be identical to the stated capital as of the Conversion Date of such Common Shares (or such other class of shares) issued upon conversion.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                       OHIO CASUALTY CORPORATION


                                       By: /s/ Dan R. Carmichael
                                           -----------------------------------
                                           Name:    Dan R. Carmichael
                                           Title:   President and
                                                    Chief Executive Officer


                                       HSBC BANK USA, NATIONAL ASSOCIATION,
                                       as Trustee


                                       By: /s/ Frank Godino
                                           -----------------------------------
                                           Name:    Frank Godino
                                           Title:   Vice President

                                  EXHIBIT A-1

                             [FORM OF GLOBAL NOTE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                                    A-1-1

                           OHIO CASUALTY CORPORATION
                       5.00% Convertible Notes due 2022

No.                                                                 CUSIP: [o]
Issue Date: [o]


         OHIO CASUALTY CORPORATION, an Ohio corporation (herein called the "Company"), promises to pay to [?], or registered assigns, the principal sum of [?] DOLLARS ($[?]) on March 19, 2022.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:   _____________                      OHIO CASUALTY CORPORATION


                                            By
                                                ------------------------------
                                                Name:
                                                Title:




TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee, certifies that this
is one of the Notes referred to in the
within-mentioned Indenture (as
defined on the other side of this Note).


By
  -----------------------------------
         Authorized Signatory

Dated:
  -----------------------------------


                                    A-1-2

                        [FORM OF REVERSE SIDE OF NOTE]

                        5.00% Convertible Note due 2022



1. Cash Interest.

         The Company promises to pay interest in cash on the principal amount of this Note at the rate per annum of 5.00%. The Company will pay cash interest semiannually in arrears on March 19 and September 19 of each year (each an "Interest Payment Date") to Holders of record at the close of business on March 4 and September 4 (whether or not a Business Day) (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal, or if Common Shares (or cash in lieu of fractional Common Shares) in respect of a conversion of this Note in accordance with the terms of Article 10 of the Indenture are not delivered when due, at the rate borne by the Notes plus 1% per annum, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand.

2. Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note and in respect of Redemption Prices, Repurchase Prices and Change in Control Repurchase Prices to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A holder of Notes with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such holder. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3. Paying Agent, Conversion Agent and Registrar.

         Initially, HSBC Bank USA, National Association (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

                                    A-1-3

4. Indenture.

         The Company issued the Notes under an Indenture dated as of March 25, 2005 (the Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are general unsecured obligations of the Company limited to $65,557,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

         At any time on or after March 25, 2005, the Company may redeem as a whole, or from time to time in part, the Notes on at least 30 but not more than 60 days' notice, at the following prices (expressed in percentages of the principal amount), together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

                                                                   Redemption
         During the Twelve Months Commencing                         Price
         -----------------------------------                         -----
         March 25, 2005............................................   102%
         March 19, 2006............................................   101%
         March 19, 2007 and thereafter.............................   100%


         If the Company does not redeem all the Notes, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot or on a pro rata basis or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). If any Notes are to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a Holder's Notes is selected for partial redemption and the Holder converts a portion of its Notes, the converted portion will be deemed to be taken from the portion selected for redemption.

         No sinking fund is provided for the Notes.

                                    A-1-4

6. Repurchase by the Company at the Option of the Holder.


         Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, the Notes held by such Holder on March 19, 2007, March 19, 2012 and March 19, 2017 (each a "Repurchase Date") at a Repurchase Price of 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the Repurchase Date, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

         If a Change in Control occurs, the Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Notes, not previously called for redemption (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such repurchase is at least equal to $1,000) at the Change in Control Repurchase Price of 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the Change in Control Repurchase Date.

         No fractional Common Shares will be issued upon repurchase of any Notes. Instead of any fractional Common Share which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

         A Change in Control Repurchase Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

         Holders have the right to withdraw any Change in Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is deposited with the Paying Agent on the Repurchase Date or the Change in Control Repurchase Date, as the case may be, then, on and after the Repurchase Date or Change in Control Repurchase Date, as the case may be, the Holder thereof shall have no other rights as a Holder (other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, if any, upon surrender of such Note).


7. Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed

                                    A-1-5
on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8. Conversion.

         Subject to the provisions of this paragraph 8 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert Notes into the Principal Return and Net Shares, if any, at any time during a calendar quarter that immediately follows a Qualifying Quarter (but in no event later than the close of business on the Business Day immediately preceding the Stated Maturity of the principal of the Notes). A "Qualifying Quarter" means a calendar quarter (beginning with the quarter ending on March 31, 2005) if, as of the last day of such calendar quarter, the Sale Price of the Common Shares for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such quarter is more than 110% of the Conversion Price on the last day of such quarter.

         Subject to the provisions of this paragraph 8 and the Indenture and notwithstanding the fact any other condition to conversion has not been satisfied, a Holder may convert the Notes into the Principal Return and Net Shares, if any, during any period in which (i) the credit rating assigned to the Notes by a Rating Agency is reduced to or below the Applicable Rating,
(ii) the Notes are no longer rated by a Rating Agency or (iii) the credit ratings assigned to the Notes have been suspended or withdrawn by a Rating Agency. "Rating Agency" means (1) Moody's Investors Service, Inc. and its successors ("Moody's") and (2) Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's"). "Applicable Rating" means (1) Ba2, in the case of Moody's (or its equivalent under any successor ratings categories of Moody's) and (2) B+, in the case of Standard & Poor's (or its equivalent under any successor ratings categories of Standard & Poor's).

         Subject to the provisions of this paragraph 8 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into the Principal Return and Net Shares, if any, a Note or portion of a Note which has been called for redemption pursuant to paragraph 5, even if the Note, or any portion thereof, is not subject to conversion by the Holder, provided such Notes are surrendered for conversion prior to the close of business on the Business Day immediately preceding the Redemption Date.

         Subject to the provisions of this paragraph 8 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Shares would be converted into cash, securities or other property as set forth in Section 5.01 of the Indenture, a Holder may convert the Notes at any time from and after the date which is 15 days prior to the date of the anticipated effective date of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Note into the Principal Return and Net Shares, if any, will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the Holder had converted its Notes immediately prior to the transaction. If the consolidation, merger or binding share

                                    A-1-6
exchange to which the Company is a party also constitutes a Change in Control, the Holder will be able to require the Company to repurchase all or a portion of the Holder's Notes in accordance with Section 3.09 of the Indenture.

         Subject to the provisions of this paragraph 8 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 10.04(c) of the Indenture, or a dividend or a distribution described in Section 10.04(d) of the Indenture where the fair market value of such dividend or distribution per Common Share, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Shares on the Trading Day immediately preceding the date of declaration for such dividend or distribution, a Holder may convert the Notes beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the "ex" date (as defined in Section 10.04(h) of the Indenture) for such dividend or distribution, and Notes may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the "ex" date or until the Company announces that the dividend or distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of Notes to convert will be made if the Company provides that Holders will participate in the transactions without conversion.

..........A Note in respect of which a Holder has delivered a Repurchase Notice or Change in Control Repurchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Price shall be initially equal to $22.6187 per Common Share, subject to adjustment in certain events described in the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional Common Share.

         To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may only convert a portion of a Note pursuant to the terms of this paragraph 8 and in accordance with the Indenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Shares except as provided herein and in the Indenture.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Principal Return and Net Shares, if any, may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9. Conversion Arrangement on Call for Redemption.

         Any Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such

Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Principal Return and Net Shares, if any, of the Company and to make payment for such Notes to the Trustee in trust for such Holders.

10. Denominations; Transfer; Exchange.

         The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Repurchase Notice or Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

11. Persons Deemed Owners.

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12. Unclaimed Money or Notes.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes for the purposes of, among other things, (1) adding to the Company's covenants for the benefit of the Holders; (2) surrendering any right or power conferred upon the Company;
(3) providing for conversion rights of Holders if any reclassification or change of Common Shares or any consolidation, merger or sale of all or substantially all of the Company's assets occurs; (4) providing for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease; (5) reducing the Conversion Price, provided that the reduction will not adversely affect the interests of Holders in any material respect; (6) complying with the requirements of the SEC in order to effect or maintain the qualification of the


                                    A-1-8

Indenture under the TIA; (7) curing any ambiguity or correcting or supplementing any defective provision contained in the Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; (8) adding or modifying any other provisions which the Company deems necessary or desirable and which will not adversely affect the interests of the Holders in any material respect; (9) complying with the provisions of the Indenture relating to when the Company may consolidate, merge or dispose of assets; (10) providing for uncertificated Notes in addition to Certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or (11) adding to the Company's covenants or obligations under the Indenture for the protection of Holders or surrendering any right, power or option conferred by the Indenture on the Company.

14. Defaults and Remedies.

         Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise; (2) the Company fails to pay an installment of interest (including liquidated damages, if any) on any of the Notes that continues for 30 days after the date when due; (3) the Company fails to deliver Principal Return and Net Shares, if any, together with cash in lieu of fractional Common Shares, when such Common Shares or cash in lieu of fractional Common Shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after such delivery date; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (5) (A) one or more defaults in the payment of principal of or premium, if any, on any of the Company's Indebtedness aggregating $10 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of such default or (B) any of the Company's Indebtedness aggregating $10 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration; (6) a failure to provide timely notice of a Change in Control; (7) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary; and (8) the filing by the Company of a voluntary petition seeking liquidation, reorganization arrangement, readjustment of debts or for any other relief under the Bankruptcy Laws. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives


                                     A-1-9
reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.

15. Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication.

         This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

18. Abbreviations.

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                                    A-1-10

19. GOVERNING LAW.

         THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                            ----------------------

         The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                  Ohio Casualty Corporation
                  9450 Seward Road
                  Fairfield, Ohio  45014
                  Attention:  General Counsel


                                    A-1-11



               ASSIGNMENT FORM                                               CONVERSION NOTICE

To assign this Note, fill in the form below:                   To convert this Note into Common Shares
                                                               of the Company, check the box:

I or we assign and transfer this Note to                                                    [ ]

----------------------------------------------                 To convert only part of this Note, state the
                                                               principal amount to be converted (which
----------------------------------------------                 must be $1,000 or an integral multiple of
(Insert assignee's soc.  sec.  or tax ID no.)                  $1,000):

----------------------------------------------                 $
                                                                ----------------------------------------------
----------------------------------------------
                                                               If you want the stock certificate made out in
----------------------------------------------                 another person's name, fill in the form below:
(Print or type assignee's name, address and
zip code)                                                      ----------------------------------------------
                                                               ----------------------------------------------
and irrevocably appoint                                        (Insert other person's soc.  sec.  or tax ID
                                                               no.)
                          agent to transfer
this Note on the books of the Company.  The                    ----------------------------------------------
agent may substitute another to act for him.
                                                               ----------------------------------------------

                                                               ----------------------------------------------

                                                               ----------------------------------------------
                                                               (Print or type other person's name, address
                                                               and zip code)



______________________________________________________________________________

Date:  _____________________  Your Signature:_________________________________

______________________________________________________________________________
      (Sign exactly as your name appears on the other side of this Note)


                                      A-1-12

                                  EXHIBIT A-2

                      [FORM OF FACE OF CERTIFICATED NOTE]

                           OHIO CASUALTY CORPORATION
                       5.00% Convertible Notes due 2022

No.                                                                 CUSIP:  [o]
Issue Date: [o]


         OHIO CASUALTY CORPORATION, an Ohio corporation (herein called the "Company"), promises to pay to [?], or registered assigns, the principal sum of [?] DOLLARS ($[?]) on March 19, 2022.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                      OHIO CASUALTY CORPORATION
      ----------------


                                            By
                                               -----------------------------
                                               Name:
                                               Title:




TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee, certifies that this is
one of the Notes referred to in the
within-mentioned Indenture (as
defined on the other side of this Note).


By
   ------------------------------------
         Authorized Signatory

Dated:
      ---------------------------------

                                     A-2